UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-49697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 13, 2005, Republic Airways Holdings Inc. (the “Company”) and its subsidiary, Republic Airline Inc. (“Republic Airline”), entered into a code-share agreement with Delta Air Lines, Inc., whereby Republic Airline will operate 16, 70-passenger Embraer 170 aircraft. As previously announced, in connection with the new agreement, the Company has issued a warrant to Delta allowing for the purchase of up to 960,000 shares of the Company’s common stock. A copy of the agreement is filed herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Delta Connection Agreement, by and among Delta Air Lines, Inc., Republic Airline Inc. and Republic Airways Holdings Inc., dated as of January 13, 2005.*

____________________

*	A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2 of the Commission.

(All other items on this report are inapplicable.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

COMPANY NAME CORPORATION

Date: Januray 20, 2005	By:	/s/ Robert Hal Cooper
Executive Vice President and Chief Financial Officer
Title

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Exhibit Index

Exhibit
Number    Description

99.1	Delta Connection Agreement, by and among Delta Air Lines, Inc., Republic Airline Inc. and Republic Airways Holdings Inc., dated as of January 13, 2005.

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